EXHIBIT 3.5

                            CERTIFICATE OF AMENDMENT TO THE

                        CERTIFICATE OF LIMITED PARTNERSHIP OF

                                  JPS AUTOMOTIVE L.P.


     The undersigned, desiring to amend the Certificate of Limited Partnership of JPS Automotive L.P. pursuant to Section 17-202 of the Delaware Revised Uniform Partnership Act, hereby certifies as follows:

FIRST:    The name of the limited partnership is JPS Automotive L.P.
(hereinafter, the "Partnership").

SECOND:   Item 3 of the Certificate of Limited Partnership is amended as follows:

    "3. JPSGP Inc. has withdrawn as a general partner of the Partnership. The name and business address of the general partner of the Partnership is PACJ, Inc., 701 McCullough Drive, Charlotte, North Carolina 28262."

     IN WITNESS WHEREOF, the undersigned has caused this Certificate of Amendment to the Certificate of Limited Partnership to be duly executed as of the 11th day of December, 1996.

                           General Partner
                           PACJ, Inc.

                           By: /s/ J. Michael Stepp
                               ____________________________

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